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                                                                   EXHIBIT 10.28


                      COMMERCIAL LEASE EXTENSION AGREEMENT
                      ------------------------------------

         THIS COMMERCIAL LEASE EXTENSION AGREEMENT (the "Agreement") is entered into as of the 31st day of December, 1997, by and between RICHARD D. WEINSTEIN ("Lessor"), and DIGITAL TELEPORT, INC., a corporation organized under the laws of the State of Missouri ("Tenant").


                                   WITNESSETH
                                   ----------

         WHEREAS, Lessor and Tenant entered into a commercial lease dated December 31, 1996, (the "Lease"), respecting certain premises consisting of approximately 10,000 square feet of the approximately 14,400 square foot building located at 11111 Dorsett Road, St. Louis, Missouri 63043; and


         WHEREAS, Lessor and Tenant desire to extend the term of the Lease for an additional period of one (1) year;


         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and other considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1. Lease Term Extension. The term of the Lease, which is scheduled to expire on December 31, 1997, is hereby extended for a period of one (1) year, which term shall end on December 31, 1998, both inclusive. The word "term" where used in the Lease shall mean the duration of the Lease, as extended by this Agreement.


     2. Ratification. Except as expressly amended by this Agreement, all other terms and conditions of the Lease shall remain unaltered and in full force and effect and Lessor and Tenant each hereby ratify and confirm the same as of the date hereof.


     3. Successors Bound. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.


     4. Section Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and for reference purposes only. The section headings in no way define, limit or describe the scope and intent of this Agreement or any section hereof, nor in any way affect it.


     5. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within such State, without regard to choice or conflict of law provisions.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                  LESSOR                               TENANT


                                                  DIGITAL TELEPORT, INC.




        /s/ Richard D. Weinstein             By: /s/ Richard D. Weinstein
       --------------------------              --------------------------------
            Richard D. Weinstein               Richard D. Weinstein, President